EXHIBIT 23(ii)

                 INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Optionable, Inc. on Form SB-2 Amendment No. 3 of our report dated April 4, 2005, relating to the financial statements of Optionable, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003 appearing in this Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Sherb & Co., LLP
New York, NY
May 3, 2005